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                                 UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): May 5, 1999


                              ARGOSY GAMING COMPANY
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             (Exact name of Registrant as specified in its charter)


  Delaware                       1-11853                           37-1304247
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(State or other          (Commission File Number)                (IRS Employer
 jurisdiction of                                                  Identification
  incorporation)                                                  Number)


219 Piasa Street, Alton, Illinois                                          62002
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(Address of principal executive offices)                             (Zip Code)

                                 (618) 474-7500
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              (Registrant's telephone number, including area code)

                                       N/A
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          (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS

     Pursuant to Rule 135c under the Securities Act of 1933 (the "Securities Act"), Argosy Gaming Company, a Delaware corporation (the "Company"), disclosed in an Offer to Purchase and Consent Solicitation statement dated May 5, 1999 (the "Offer to Purchase") relating to its 13-1/4% First Mortgage Notes due 2004 (the "Existing Notes") that it intends to issue approximately $200 million aggregate principal amount of senior subordinated notes (the "New Notes"). The Offer to Purchase disclosed that the Company intends to use the proceeds from the issuance of the New Notes to refinance a portion of the Existing Notes and that the New Notes will be governed by the terms of a new indenture. The Offer to Purchase also disclosed that the New Notes will not be registered under the Securities Act, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and that the Company has no arrangement with respect to the issuance of the New Notes.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              ARGOSY GAMING COMPANY,
                                              a Delaware corporation


Date: May 7, 1999                             By: /s/  Dale R. Black
                                                 ------------------------------
                                              Name:  Dale R. Black
                                              Title: Vice President and Chief
                                                     Financial Officer